Exhibit 5.1

50 West Liberty Street, Suite 750
Reno, Nevada 89501	A Professional
Main 775.323.1601	Law Corporation
Fax 775.348.7250

July 9, 2024

Board of Directors

Nano Nuclear Energy Inc.

10 Times Square, 30th Floor

New York, New York 10018

Re:	Nano Nuclear Energy Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Nevada counsel to Nano Nuclear Energy Inc., a Nevada corporation (the “Company”), in a public offering pursuant to the Registration Statement on Form S-1 initially filed on July 9, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), (the “Registration Statement”), of the following securities: (i) units (the “Units”) consisting of up to an aggregate of approximately $15,000,000 of shares of common stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase up to an aggregate of approximately $7,500,000 of shares of Common Stock (the “Warrants” and the shares of Common Stock underlying the Warrants, the “Warrant Shares”); (ii) up to an aggregate of approximately $2,250,000 of shares of Common Stock and Warrants to purchase up to an aggregate of approximately $1,125,000 of shares of Warrant Shares to cover over-allotments; and (iii) a representative’s warrant to purchase up to approximately $1,312,500 of shares of Common Stock (the “Representative Warrant” and the shares of Common Stock underlying the Representative Warrant, the “RW Shares”)) to be issued to The Benchmark Company LLC (the “Representative”) pursuant to an underwriting agreement to be entered into by and between the Company and the Representative (in the form filed as an exhibit to the Registration Statement, and which agreement is governed by New York law, the “Underwriting Agreement”). The Common Stock, Warrants and Representative Warrant are collectively referred to herein as the “Securities”.

The Securities are to be offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”). Capitalized terms used in this opinion letter and not otherwise defined in this opinion letter shall have their respective meanings ascribed to them in the Underwriting Agreement.

Nano Nuclear Energy Inc.

July 9, 2024

Page Two

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only as to the Nevada Revised Statutes (the “NRS”). In that regard, we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith (inclusive of the Underwriting Agreement, the Warrant Agent Agreement associated with the Warrant and the Representative Warrant), (ii) the Prospectus, (iii) the Company’s amended and restated articles of incorporation, (iv) the Company’s amended and restated bylaws, (v) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

The purpose of our professional engagement was not to establish or confirm the factual matters set forth in the Registration Statement, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement. Moreover, many of the determinations required to be made in the preparation of the Registration Statement involve matters of a non-legal nature.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificate and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all instruments, agreements, and other documents by the parties thereto other than the Company; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We have assumed that the issuance and sale of the Securities by the Company will not violate or constitute a default or breach under (a) any agreement or instrument to which the Company is subject, (b) any law, rule or regulation to which the Company is subject other than the NRS, (c) any judicial or regulatory order or decree of any governmental authority, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Nano Nuclear Energy Inc.

July 9, 2024

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We have further assumed that: (i) the Registration Statement remains effective under the Securities Act and complies with all applicable laws at the time the Securities are issued as contemplated by the Registration Statement and the Underwriting Agreement; (ii) the Securities will be sold in compliance with the applicable provisions of the Securities Act and the securities or Blue Sky Laws of various states and in the manner stated in the Registration Statement and any applicable prospectus; and (iii) the Securities do not exceed, at the time of issuance, the authorized but unissued shares of Common Stock. Whenever these opinions are qualified by the phrase “actual knowledge” with respect to the existence of facts, it is intended to indicate that during the course of our representation of the Company no information has come to the attention of our attorneys who have worked on this opinion letter which would give us actual knowledge of the existence of such facts.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. Units. The Units have been duly authorized by all requisite corporate action of the Company. With respect to the Common Stock, we express no opinion to the extent that future issuances of the Common Stock may cause the number of shares of Common Stock underlying the Units, to exceed the number that remain authorized but unissued.

2. Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock underlying the Units will be duly authorized, validly issued, fully paid and non-assessable.

3. Warrants. The Warrants have been duly authorized by all requisite corporate action of the Company.

4. Warrant Shares: When the Registration Statement becomes effective under the Act and upon due exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

5. Representative Warrant. The Representative Warrant has been duly authorized by all requisite corporate action of the Company.

6. RW Shares: When the Registration Statement becomes effective under the Act and upon due exercise of the Representative Warrant, the RW Shares will be validly issued, duly authorized, fully paid and non-assessable.

Nano Nuclear Energy Inc.

July 9, 2024

Page Four

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement. In connection with this opinion letter, we have relied on oral or written statements and representations of officers or other representatives of the Company and others. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

This opinion letter is given as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ Parsons Behle & Latimer

PARSONS BEHLE & LATIMER